UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2006
THE BISYS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of incorporation)	001-31254 (Commission File Number)	13-3532663 (IRS Employer Identification No.)
105 Eisenhower Parkway, Roseland, New Jersey 07068
(Address of principal executive offices)
973-461-2500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (917 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 31, 2006, The BISYS Group, Inc. (“BISYS”) entered into an amendment (the “Amendment”) to its Credit Agreement dated as of January 3, 2006 (the “Credit Agreement”). The Amendment amends the Credit Agreement to, among other things, extend to November 15, 2006, the time to deliver its Form 10-K for the fiscal year ended June 30, 2006 and the related compliance certificate. The Amendment also extends the “Maturity Date” of the facility from January 2, 2007 to June 30, 2007, lowers the applicable margin rate on Eurodollar borrowings from 1.25% to .75% and lowers the commitment fee on the unborrowed funds from 0.25% to 0.15%.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the actual agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Item 2.02. Results of Operations and Financial Condition.
On August 30, 2006, The BISYS Group, Inc. (“BISYS”) issued a press release announcing that it had filed its Form 10-Q for the quarter ended March 31, 2006 and related financial data for its third quarter of fiscal 2006. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference in its entirety.
The information furnished in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless and except as specifically incorporated therein.
Item 9.01. Financial Statements and Exhibits.
Exhibits:
10.1 First Amendment to Credit Agreement dated as of August 31, 2006, among The Bisys Group, Inc., the lenders party thereto and SunTrust Bank, as Administrative Agent.
99.1 Press Release, dated August 30, 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BISYS GROUP, INC.
By:	/s/ Steven Kyono
Steven Kyono
Executive Vice President, General Counsel & Secretary

Date: September 1, 2006